International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		8
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			June 30, 2003
Trade Date:	06/30/03		Issue Date:	07/03/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAV8	2.75%	09/15/07	Monthly	08/15/03	No	N/A
45974EAW6	3.15%	09/15/08	Monthly	08/15/03	No	N/A
45974EAX4	3.50%	09/15/09	Quarterly	09/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAV8	$4,795,000	100%	1.00%	$4,747,050.00	$1.50	Yes	No	N/A
45974EAW6	$4,601,000	100%	1.075%	$4,551,539.25	$1.50	Yes	No	N/A
45974EAX4	$4,171,000	100%	1.15%	$4,123,033.50	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.